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                           GERSTEN, SAVAGE & KAPLOWITZ
                              101 East 52nd Street
                                New York NY 10022


                                [FORM OF OPINION]


                                                               October ___, 2000


Schneider Securities, Inc.
As Representative for the Several Underwriters
1120 Lincoln Street, Suite 900
Denver, Colorado 80203

Ladies and Gentlemen:

         We have acted as counsel to Utek Corporation (the "Company") in connection with its filing of a registration statement on Form N-2 (the "Registration Statement") (Form 333-93913) covering the one million shares of common stock, $.01 par value, of the Company (the "Common Stock"), and excluding the Underwriters' over-allotment option and the Common Stock underlying such option, and the Underwriters' Warrants and the Common Stock underlying such warrants, as more particularly described in the Registration Statement.

         In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

         With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signature on all documents submitted to us.

         On basis of the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under Part C, Item 24 in the Registration Statement.

                                       Very truly yours,

                                       /s/ GERSTEN, SAVAGE & KAPLOWITZ, LLP
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                                       GERSTEN, SAVAGE & KAPLOWITZ, LLP